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                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 16, 2001




                              NATURAL WONDERS, INC.
             (Exact name of Registrant as specified in its charter)




          DELAWARE                       0-20035                 77-0141610
(State or other jurisdiction of        (Commission             (IRS Employer
 incorporation or organization)        File Number)          Identification No.)



                4209 TECHNOLOGY DRIVE, FREMONT, CALIFORNIA 94538
                    (Address of principal executive offices)
                                   (Zip code)


                                  510-252-9600
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

On September 11, 2000, the Registrant entered into a $50,000,000 revolving credit loan agreement ("Revolving Credit Loan") with IBJ Whitehall Retail Finance, as Administrative Agent. Proceeds from the Revolving Credit Loan were used to finance the Registrant's acquisition of World of Science, Inc., for working capital, to refinance existing indebtedness, and for general corporate purposes.

Also on September 11, 2000, the Registrant entered into a $5,000,000 term loan ("Term Loan") with Hilco Capital LP. Proceeds from the Term Loan were used to finance the Registrant's acquisition of World of Science, Inc., for working capital, and for general corporate purposes.

On December 17, 2000, the Registrant and its wholly-owned subsidiary, World of Science, Inc. filed for Chapter 11 protection in the United States Bankruptcy Court, Northern District of California, Oakland Division (Case No. 00-46943). The outstanding loan balances on the filing date were $31,490,126 for the Revolving Credit Loan and $5,000,000 for the Term Loan.

Trading in shares of the Registrant's common stock on The Nasdaq National Market was suspended by The Nasdaq Stock Market on December 17, 2000. On January 17, 2001 the Registrant was delisted from The Nasdaq National Market. The Registrant did not appeal the delisting.

Pursuant to a Bankruptcy Court order issued on February 5, 2001, on February 7, 2001 the Registrant paid the lenders $20,000,000. This payment was treated as a permanent reduction of the principal amount of the loans, in the following amounts: $19 million was applied to the principal due under the Revolving Credit Loan, leaving an outstanding principal balance of $12,490,126, and $1 million was applied toward the principal of the Term Loan, leaving an outstanding principal balance in the amount of $4,000,000. The Bankruptcy Court order also set forth payment terms for certain interest and fees associated with the loans.

On February 28, 2001, the Bankruptcy Court authorized the Registrant to liquidate its inventory and other assets, free and clear of liens, pursuant to going out of business sales. The order provided that the proceeds of the going out of business sales are to be used for satisfaction of the lender's allowed secured claims until such claims have been paid in full.

Pursuant to an order issued by the Bankruptcy Court on March 5, 2001, the Court set the date and approved bidding procedures and terms for an auction of certain of the Registrant's and World of Science's real property store leases.

The Registrant intends to begin the preparation of its Disclosure Statement and Plan of Reorganization under Chapter 11 of the bankruptcy code. The Disclosure Statement will include the methods of distributing the liquidation proceeds to the Registrant's creditors. The shareholders of the Registrant are not expected to receive any recovery from the liquidation proceeds.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits.

                  99 (a) Press Release of Registrant dated January 16, 2001.

                  99 (b) Bankruptcy Court Order filed February 28, 2001

                  99 (c) Bankruptcy Court Order filed March 5, 2001

                  99 (d) Press Release of Registrant dated March 6, 2001



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 12, 2001
                                           NATURAL WONDERS, INC.
                                           (Registrant)



                                           /s/ PETER G. HANELT
                                           -------------------------------------
                                           Peter G. Hanelt,
                                           Chief Executive Officer and President







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